UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 28, 2026

Adial Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-38323	82-3074668
(Commission File Number)	(IRS Employer Identification No.)

4870 Sadler Road, Suite 300

Glen Allen, VA 23060

(Address of principal executive offices and zip code)

(804) 487-8196

(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ADIL	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Executive Officer

The Board of Directors (the “Board”) of Azora Therapeutics, Inc., formerly known as Adial Pharmaceuticals, Inc. (the “Company”), appointed Matthew Davidson, Ph.D. as President and Chief Executive Officer of the Company, on October 28, 2026 (the “Effective Date”). Dr. Davidson will also remain a member of the Board.

Matthew Davidson, Ph.D. (age 42) has served as the Company’s Chief Development Officer and a member of the Board since June 2026. Dr. Davidson previously served as the Chief Executive Officer, Co-Founder and Chairman of the Board of Directors of Azora Therapeutics, Inc. (“Legacy Azora”) since its inception in March 2019. From August 2013 until December 2017, he served as the Chief Executive Officer, Founder and Chairman of the Board of Directors of Verrica Pharmaceuticals, Inc., a Nasdaq-listed company, where he invented and developed the first FDA-approved drug for the skin disease molluscum contagiosum. Dr. Davidson holds a Ph.D. in Immunology from Stanford University School of Medicine and a B.A. in Molecular and Cell Biology from the University of California, Berkeley.

Dr. Davidson’s existing compensation arrangements with the Company remain unchanged following his appointment. There are no family relationships between Dr. Davidson and any director or executive officer of the Company and Dr. Davidson does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended.

In connection with Dr. Davidson’s appointment as President and Chief Executive Officer, Dr. Davidson will succeed Cary J. Claiborne, whose employment was terminated effective as of the Effective Date. Subject to the execution of a release, Mr. Claiborne will be entitled to receive the severance payments and benefits provided for by his amended and restated employment agreement, as amended by the first amendment thereto.

Appointment of Chief Financial Officer

Effective as of the Effective Date, the Board appointed Celia Economides as the Company’s Chief Financial Officer.

Celia Economides (age 47) has served as the Company’s Executive Vice President of Finance since August 2026. Prior to joining the Company, Ms. Economides was the founder and managing partner of Vecon Advisory from January 2026 to August 2026. From May 2025 to November 2025, she was Chief Financial Business Officer of CellCentric. During the period from June 2021 through April 2025, she served as Chief Financial Officer of Gritstone bio, Inc. and as Interim Chief Executive Officer during the company’s restructuring. Earlier in her career she held senior roles at Kezar Life Sciences, Aurinia Pharmaceuticals, BioMarin Pharmaceutical, the Biotechnology Innovation Organization (BIO), and a healthcare-focused hedge fund covering the biotech sector. Celia is also the founder of the Biotech CFO Sisterhood, a nonprofit organization and network for women finance leaders in life sciences, and serves on the board of Scientific Adventures for Girls, a nonprofit focused on STEM education. Celia received her B.A. from McGill University and her M.P.H. in Health Policy and Management from Columbia University.

Ms. Economides’ existing compensation arrangements with the Company remain unchanged following her appointment. There are no family relationships between Ms. Economides and any director or executive officer of the Company and Ms. Economides does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended.

In connection with Ms. Economides’ appointment as Chief Financial Officer, Ms. Economides will succeed Vinay Shah, whose employment was terminated effective as of the Effective Date. Subject to the execution of a release, Mr. Shah will be entitled to receive the severance payments and benefits provided for by his amended and restated employment agreement, as amended by the first amendment thereto.

Appointment of Chief Strategy Officer

Effective as of the Effective Date, the Board appointed Julie Saiki, Ph.D. as the Company’s Chief Strategy Officer.

Julie Saiki, Ph.D. (age 41) has served as the Company’s Executive Vice President of Strategy since June 2026. Dr. Saiki is an experienced biotechnology executive with expertise bringing novel therapeutics from early-stage research into clinical development. She previously served as Co-founder and Chief Operating Officer at Legacy Azora, where she advanced multiple preclinical assets into clinical-stage development. Prior to her role at Legacy Azora, she worked as a management consultant at McKinsey and Company where she advised biopharmaceutical companies on strategy and operations. She holds an M.S. in Medicine and a Ph.D. in Chemical and Systems Biology from Stanford University.

Dr. Saiki’s existing compensation arrangements with the Company remain unchanged following her appointment. There are no family relationships between Dr. Saiki and any director or executive officer of the Company and Dr. Saiki does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended.

Indemnification Agreements

As previously disclosed, Dr. Davidson and the Company entered into a standard form of indemnification agreement, a copy of which was filed as Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the Securities and Exchange Commission (“SEC”) on March 5, 2026 (the “Indemnification Agreement”) and is incorporated by reference herein. Additionally, Ms. Economides and Dr. Saiki have each entered into Indemnification Agreements, in substantially the same form, with the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Company’s reconvened 2026 Annual Meeting of Stockholders held on October 28, 2026 (the “Reconvened Annual Meeting”), the Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation, as amended (the “Amendment”), to increase the authorized number of shares of common stock from 100,000,000 to 500,000,000 (the “Authorized Shares Amendment”) and to change the name of the Company from “Adial Pharmaceuticals, Inc.” to “Azora Therapeutics, Inc.” (the “Name Change Amendment,” and together with the Authorized Shares Amendment, the “Amendment”). The Amendment was filed with the Secretary of State of the State of Delaware on October 28, 2026 and will become effective as of 12:01 AM Eastern on October 29, 2026.

The Board approved the Name Change Amendment pursuant to Section 242 of the General Corporation Law of the State of Delaware. Pursuant to Section 242 of the Delaware General Corporation Law, stockholder approval was not required to approve or effect the Name Change Amendment. The Name Change Amendment will not in any way affect the voting or other rights that accompany the Company’s common stock, par value $0.001 per share (“Common Stock”), or the validity or transferability of the shares of Common Stock currently outstanding.

The Common Stock will continue to be quoted on The Nasdaq Capital Market, but beginning with the opening of trading on October 29, 2026, trading is expected to be under the new symbol “AZR” (the “Symbol Change”) and will trade under a new CUSIP of 054800107.

The foregoing description is qualified in its entirety by the Amendment, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously disclosed in that Current Report on Form 8-K filed by the Company with the SEC on September 18, 2026, on September 17, 2026, the Company convened its 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”). However, because the Company had not yet received Nasdaq’s conditional approval of the Initial Listing Application that the Company submitted to Nasdaq in connection with certain of the proposals presented to the Company’s stockholders for approval at the 2026 Annual Meeting, the Company determined to only move forward with the vote on Proposals 1, 2, 7, 8, 9, 10, 11 and 12 and to exercise its authority to adjourn the 2026 Annual Meeting, in part, with respect to the vote on Proposals 3, 4, 5 and 6, until October 1, 2026.

The Company reconvened the 2026 Annual Meeting with respect to Proposals 3, 4, 5 and 6 on October 1, 2026, further reconvened the 2026 Annual Meeting with respect to the foregoing proposals on October 26, 2026, and further reconvened the 2026 Annual Meeting with respect to the foregoing proposals on October 27, 2026, each time electing to exercise its authority to further adjourn the 2026 Annual Meeting with respect to the foregoing proposals. On October 28, 2026, the Company reconvened the 2026 Annual Meeting with respect to Proposals 3, 4, 5 and 6, as scheduled.

At the Reconvened Annual Meeting, the stockholders voted on four proposals, each of which is described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 24, 2026. Of the 2,625,890 shares outstanding as of the record date, 1,291,091 shares, or 49.17%, were present or represented by proxy at the Reconvened Annual Meeting. Set forth below are the results of the matters submitted for a vote of stockholders at the Reconvened Annual Meeting.

Proposal No. 3: Approval of, for purposes of complying with Nasdaq Listing Rule 5635(a) and 5635(b), the issuance of 12,930,601 shares of the Company’s Common Stock in connection with the conversion of the Company’s Series A Non-Voting Preferred Stock, that were issued pursuant to the terms of that certain Agreement and Plan of Merger, dated June 11, 2026 (the “Merger Agreement”), by and among the Company, Adial Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, Adial Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Adial, and Legacy Azora. The votes were cast as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
652,227	7,655	1,067	442,840

Proposal No. 3 was approved.

Proposal No. 4: Approval of, for purposes of complying with Nasdaq Listing Rule 5635(a) and 5635(b), the issuance of up to an aggregate of 1,177,782 shares of the Company’s Common Stock in connection with the exercise of Legacy Azora options assumed by the Company pursuant to the terms of the Merger Agreement. The votes were cast as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
652,607	7,310	1,032	442,840

Proposal No. 4 was approved.

Proposal No. 5: Approval of, for purposes of complying with Nasdaq Listing Rule 5635(a) and 5635(d), the issuance of up to an aggregate of 11,780,948 shares of the Company’s Common Stock upon the exercise of the pre-funded warrants that were issued to investors in a private placement and to prior noteholders of Legacy Azora. The votes were cast as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
652,545	7,337	1,067	442,840

Proposal No. 5 was approved.

Proposal No. 6: Approval of, for purposes of complying with Nasdaq Listing Rule 5635(a)and 5635(d), the issuance of 23,561,896 shares of our Common Stock upon the exercise of the milestone pre-funded warrants and the milestone incentive warrants that we agreed to issue to investors in a private placement and to prior noteholders of Legacy Azora. The votes were cast as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
652,534	7,343	1,072	442,840

Proposal No. 6 was approved.

Item 7.01 Regulation FD Disclosure.

On October 28, 2026, the Company issued a press release announcing the Name Change Amendment and the Symbol Change, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated by reference herein. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company, effective October 28, 2026

99.1	Press Release, dated October 28, 2026

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adial Pharmaceuticals, Inc.

Date: October 28, 2026	/s/ Matthew G. Davidson
Matthew G. Davidson
President and Chief Executive Officer